EXHIBIT 23.2



        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
New Century Energy Corp.
Houston, Texas

We hereby consent to the incorporation by reference in this amended Registration Statement on Form SB-2 our report dated March 16, 2006, accompanying the consolidated balance sheet of New Century Energy Corp. as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended.

We  also  consent  to  the  reference  to our firm under the caption, "Experts."



/s/ Helin, Donovan, Trubee & Wilkinson, LLP
--------------------------------------------
Helin, Donovan, Trubee & Wilkinson, LLP

December 11, 2006
Houston, Texas